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                                                                    EXHIBIT 23.2

[MCGLADREY & PULLEN LOGO]




                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Merchants and Manufacturers Bancorporation, Inc. (the "Corporation") on Form S-8 related to the Merchants and Manufacturers Bancorporation, Inc., 1996 Incentive Stock Option Plan of our report dated February 13, 2002, with respect to the financial statements of the Corporation included in the annual report on Form 10-K for the year ended December 31, 2001.


                                     /s/ McGladrey & Pullen, LLP
                                     -------------------------------------------
                                     McGladrey & Pullen, LLP

Madison, Wisconsin
January 30, 2003